As filed with the Securities and Exchange Commission on June 23, 2010
Registration No. 333-116216

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	01-0562944 (I.R.S. Employer Identification No.)

600 North Dairy Ashford Houston, Texas (Address of Principal Executive Offices)	77079 (Zip Code)

2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips
ConocoPhillips Savings Plan
ConocoPhillips Store Savings Plan
(Full title of the plans)

Janet Langford Kelly
Senior Vice President, Legal,
General Counsel and Corporate Secretary
600 North Dairy Ashford
Houston, Texas 77079
(Name and address of agent for service)
(281) 293-1000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-Accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

EXPLANATORY NOTE
     ConocoPhillips (the “Registrant”) filed (i) a Registration Statement on Form S-8 on June 4, 2004 (Registration No. 333-116216) (the “Registration Statement”); (ii) a Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 on April 26, 2005; and (iii) a Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 on May 18, 2009; to register shares of the Registrant’s common stock, par value $.01 per share (the “Common Stock”), for issuance pursuant to the 2004 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, the ConocoPhillips Savings Plan, and the ConocoPhillips Store Savings Plan.
     Since the filing of the Registration Statement, the ConocoPhillips Store Savings Plan has been merged with and into the ConocoPhillips Savings Plan. As a result, the ConocoPhillips Store Savings Plan is no longer in existence and annual reports will no longer be filed for such plan. Annual reports will continue to be filed for the ConocoPhillips Savings Plan, the successor plan to the ConocoPhillips Store Savings Plan.
     In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 3 to the Registration Statement is being filed to deregister and remove all of the previously registered shares of Common Stock issuable under the ConocoPhillips Store Savings Plan that remain unissued and unsold under the Registration Statement as of the date hereof. The Registration Statement otherwise continues in effect as to the shares of Common Stock remaining available for offer or sale under the 2004 Omnibus Stock and Performance Incentive Plan and the ConocoPhillips Savings Plan pursuant to the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 23, 2010.

CONOCOPHILLIPS
By:	*
Sigmund L. Cornelius
Senior Vice President, Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on June 23, 2010.

SIGNATURE	TITLE

*	Chairman of the Board of Directors and Chief Executive
James J. Mulva	Officer (Principal Executive Officer)

*	Senior Vice President, Finance
Sigmund L. Cornelius	and Chief Financial Officer
(Principal Financial Officer)

*	Vice President and Controller
Glenda M. Schwarz	(Principal Accounting Officer)

SIGNATURE	TITLE

*	Director
Richard L. Armitage

*	Director
Richard H. Auchinleck

*	Director
James E. Copeland, Jr.

*	Director
Kenneth M. Duberstein

*	Director
Ruth R. Harkin

*	Director
Harold W. McGraw III

/s/ Robert A. Niblock	Director
Robert A. Niblock

*	Director
Harald J. Norvik

*	Director
William K. Reilly

*	Director
Bobby S. Shackouls

*	Director
Victoria J. Tschinkel

*	Director
Kathryn C. Turner

*	Director
William E. Wade, Jr.

*	By:	/s/ Janet Langford Kelly
Janet Langford Kelly
Attorney-in-Fact

     ConocoPhillips Savings Plan and ConocoPhillips Store Savings Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the ConocoPhillips Store Savings Plan) have duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on behalf of the ConocoPhillips Savings Plan and the ConocoPhillips Store Savings Plan by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 23, 2010.

CONOCOPHILLIPS SAVINGS PLAN CONOCOPHILLIPS STORE SAVINGS PLAN (Plan)
By:	/s/ Frances M. Vallejo
	Name:	Frances M. Vallejo
	Title:	Administrator

EXHIBIT INDEX

Exhibit
Number		Document Description
24.1	—	Powers of Attorney (included on the signature page to Post Effective Amendment No. 2 to the Registration Statement filed on May 18, 2009 (File No. 333-116216)).

24.2*	—	Power of Attorney, dated June 23, 2010, for Mr. Robert A. Niblock

*	Filed herewith